7961 SHAFFER PARKWAY Exhibit 99.1
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Announces Increased Estimated Gold Resources at the Batman Deposit at its Mt. Todd Gold Project, Northern Territory, Australia

Denver, Colorado, September 6, 2011 – Vista Gold Corp. (“Vista” or the “Company”) (TSX & NYSE Amex Equities: VGZ) today announced the results of a new mineral resource estimate for the Batman deposit at the Company’s Mt. Todd gold project in Northern Territory, Australia.  The new mineral resource estimate includes all previous drilling information plus the results from the 2010-2011 drilling program, which were previously announced by the Company on June 27, 2011.  The total mineral resource estimate for the Batman deposit is now 5.98 million ounces of measured and indicated mineral resources1 and 2.61 million ounces of inferred mineral resources2.

The new mineral resource estimate, as presented in the following table, represents a 23% increase in measured mineral resources1 of 353,000 ounces of gold and a 14% increase in indicated mineral resources1 of 506,000 ounces of gold resulting in a combined 17% increase in measured and indicated mineral resources1.  The gold resource estimate for the Batman deposit as of September 2, 2011, reported at a cutoff grade of 0.40 grams of gold per tonne (0.015 ounces gold per ton), the same cut-off grade as the previous estimate, is set out below.  The estimate was prepared using GEMCOM software and used whole block kriging to estimate block values.

Resource Classification	Metric Tonnes (x1000)	Average Grade (grams/tonne)	Short Tons (x1000)	Average Grade (ounces/ton)	Contained Gold Ounces (x1000)
Measured (1)	67,166	0.88	74,017	0.0256	1,896
Indicated (1)	154,836	0.82	170,629	0.0240	4,087
Measured & Indicated (1)	222,022	0.84	244,668	0.0245	5,983
Inferred (2)	103,563	0.78	114,126	0.0229	2,610

Fred Earnest, President and COO of Vista, stated, "We are very pleased, once again, to announce increased estimated gold resources at the Batman deposit. We have added estimated resources in all categories (measured1, indicated1 and inferred2) increasing the total estimated gold resources by 1.23 million ounces of gold. A portion of the increase in the estimated measured and indicated mineral resources1 reflects the conversion of inferred mineral resources2 in the vicinity of the pit envelope designed for the Preliminary Feasibility Study.  As a result, we are hopeful that the new mine plan, which is being completed as part of the Definitive Feasibility Study currently underway, will result in both further improved project economics as well as increased estimated mineable reserves3.”

The updated gold resource estimate was completed on September 2, 2011, by Tetra Tech of Golden, Colorado, pursuant to Canadian National Instrument 43-101 (“NI 43-101”).  This updated gold resource estimate was completed by or under the supervision of Dr. Rex Bryan, SME Registered Member, an independent Qualified Person (as defined in NI 43-101), utilizing standard industry software and resource estimation methodology.  Dr. Bryan has reviewed and verified the technical and scientific information contained in this press release.  Previous technical reports contain extensive geologic and technical information related to the deposit for which the estimate is prepared. The last technical report was filed on SEDAR on February 7, 2011, and is entitled “10.65 Mtpy Preliminary Feasibility Study - NI 43-101 Technical Report - Mt. Todd Gold Project - Northern Territory, Australia” and is dated January 28, 2011. The updated resource estimate incorporates the results of 9,635 new assay intervals from 15 drill holes (all core holes) totaling 8,906.31 meters drilled by Vista in 2010-11 with sample preparation and assaying completed by ALS Chemex.  These results are in addition to the results of 118,550 assay intervals from 756 drill holes (250 core, 435 reverse circulation, 70 rotary drill holes, and 1 percussion drill hole) completed previously by BHP Resources Pty Ltd., Zapopan NL, Pegasus Gold Australia Pty Ltd. and Vista, which were used in the previous updates of the Mt. Todd mineral resource estimate.  Vista completed a preliminary feasibility study for the project, the results of which were announced on January 4, 2011. The press release and full technical report are available on Vista’s website (www.vistagold.com).  We expect to file on SEDAR a technical report for the updated resource estimate on or about October 20, 2011.

About Vista Gold Corp.

Vista is focused on the development of its Mt. Todd gold project in Northern Territory, Australia, and its Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer.  After Midas’ IPO, Vista holds approximately 30% of Midas, which has a large exploration property in Idaho, including the Yellow Pine property previously held by Vista. Vista's other holdings include the Guadalupe de los Reyes gold-silver project in Mexico, the Awak Mas gold project in Indonesia and the Long Valley gold project in California.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

(1)       Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources: This press release and the reports referred to in this press release use the terms “measured resources,” “indicated resources” and “measured & indicated resources.” We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 (“NI 43-101”) – Standards of Disclosure for Mineral Projects and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”), such definitions differ from the definitions in U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

(2)       Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This press release and the reports referred to in this press release use the term “Inferred Resources.” We advise U.S. investors that while this term is a Canadian mining term as defined in accordance with NI 43-101 and the CIM Standards, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Resource will ever be upgraded to a higher category.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an Inferred Resource exists or is economically or legally minable.

(3)       Cautionary Note to U.S. Investors concerning estimates of Reserves: This press release and the reports referred to in this press release use the term “proven and probable reserves” and “mineral reserves.” We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101 and the CIM Standards, such definitions differ from the definitions in SEC Industry Guide 7.  Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into SEC Industry Guide 7 reserves.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as estimates of mineral reserves and resources, the timing and completion of an updated technical report, the conversion of mineral resources to mineral reserves, the potential improvement of project economics and increased mineable reserves, the potential for gold resources in the Batman deposit and other targets within the Mt. Todd gold project, the timing and completion of a Mt. Todd definitive feasibility study on the Batman deposit, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of reserve and resource estimates, estimates of results based on such reserve and resource and reserve estimates; risks relating to scheduling for a feasibility study; risks that a new technical report will not be filed within 45 days or at all; risks that mineral reserve and resource estimate will not be confirmed by a new pre-feasibility study; risks that a new pre-feasibility study will contain other risk factors important to investors; risks relating to cost increases for capital and operating costs including cost of power; risks relating to delays at the Mt. Todd gold project; risks related to decreased efficiencies from the high pressure grinding roll technology, risks related to copper affecting the leaching at the Mt. Todd gold project, risks related to the generation and sale of electricity produced at the Mt. Todd gold project to cover reclamation costs, risks related to the ability to economically recover lime from lime-stone deposits at the Mt. Todd gold project, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2011, and Quarterly Report on Form 10-Q as filed August 9, 2011 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.